UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2006

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact name of registrant as specified in its charter)

Utah	0-8771	87-0278175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Komas Drive, Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code             (801) 588-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Rockwell Collins, Inc.

On February 7, 2006, Evans & Sutherland Computer Corporation, a Utah corporation (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Rockwell Collins, Inc., a Delaware corporation (“Rockwell Collins”), pursuant to which the Company will sell substantially all of the assets and certain liabilities (the “Asset Sale”) of its commercial and military simulation businesses and related service and support operations (collectively, the “Simulation Business”).  The Asset Purchase Agreement provides that, upon the closing of the Asset Sale, the Company and an affiliate of Rockwell Collins will enter into a laser projection systems agreement (the “Laser Agreement”) pursuant to which the Company will develop its laser projection systems for certain applications and grant exclusive and non-exclusive intellectual property licenses to such products in connection with the Simulation Business and certain related businesses of Rockwell Collins (the Asset Sale and the transactions contemplated by the Laser Agreement are collectively referred to as the “Transaction”).

Under the terms and conditions of the Asset Purchase Agreement and the Laser Agreement, the aggregate consideration to be paid by Rockwell Collins to the Company in connection with the Transaction is $71.5 million in cash, of which $10.0 million will be deposited in escrow to fund any post-closing adjustments or indemnification obligations.  The closing of the Asset Sale, which is excepted to occur in the second quarter of 2006, is subject to a number of conditions, including the approval of the Transaction by the stockholders of the Company, U.S. and foreign regulatory approvals and other customary closing conditions.

The Company intends to use the proceeds from the proposed Transaction to retire all of the outstanding aggregate principal amount of its 6% Convertible Subordinated Debentures due 2012, to reduce the Company’s funding obligations under its pension and retirement plans, and for working capital.  Following completion of the transaction, depending on its cash requirements and market conditions at such time, the Company plans to consider using a portion of the proceeds from the Transaction for a possible share buy-back or special dividend.

The Company also agreed with Rockwell Collins to enter into certain ancillary agreements at the closing, including the Laser Agreement, a laser projection supply agreement, an intellectual property licensing agreement, an escrow agreement, an assumption and assignment agreement and a transition services agreement (collectively, the “Transaction Agreements”).  Under the terms and conditions of the Transaction Agreements, the Company will, among other things, develop, manufacture, produce and sell laser projection systems to Rockwell Collins.

On February 7, 2006, each of the directors and executive officers of the Company entered into agreements by which such parties agree to vote, or cause to be voted, the shares of common stock, par value $0.20 per share (the “Common Stock”), owned by such person in favor of the transactions contemplated by the Asset Purchase Agreement and against any action or proposal that could reasonably be expected to result in the failure to satisfy any of the conditions to the obligations of the parties in the Asset Purchase Agreement.

The description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement. The Asset Purchase Agreement, including the form of the Laser Agreement (Exhibit D thereto), is attached hereto as Exhibit 10.1.  The Asset Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. Accordingly, investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Asset Purchase Agreement and are modified in important part by the underlying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Information Regarding the Proposed Transaction

The Company intends to file a proxy statement in connection with the proposed Transaction with the Securities and Exchange Commission (the “SEC”).  The proxy statement will be mailed to stockholders of the Company.  Stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the Company and the proposed Transaction.  The proxy statement (when it becomes available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by contacting the Company by phone at (801) 588-1516 or by mail at Evans & Sutherland Computer Corporation, Attention: Investor Relations, 600 Komas Drive, Salt Lake City, Utah, 84108.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed Transaction.  A list of the names of those directors and executive officers and descriptions of their interests in the Company is contained in the proxy statement for its annual meeting of stockholders, which was filed with the SEC on April 22, 2005.  Stockholders may obtain more detailed information about the direct and indirect interests of the directors and executive officers in the proposed Transaction by reading the proxy statement when it becomes available.

Stock Purchase Agreement with Transnational Industries, Inc. and Spitz, Inc.

On February 7, 2006, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Transnational Industries, Inc., a Delaware corporation

(“Transnational”), and Spitz, Inc., a Delaware corporation (“Spitz”), pursuant to which the Company will purchase from Transnational all of the issued and outstanding shares of common stock of Spitz in exchange for shares of the Company’s Common Stock.  The aggregate cost to the Company will be approximately $3.4 million, after taking into consideration additional amounts which are to be invested by the Company into Spitz.

The description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement. The Stock Purchase Agreement is attached hereto as Exhibit 10.2.  The Stock Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement. Accordingly, investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Stock Purchase Agreement and are modified in important part by the underlying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Asset Purchase Agreement, dated February 7, 2006, by and between Evans & Sutherland Computer Corporation and Rockwell Collins, Inc.

10.2	Stock Purchase Agreement, dated February 7, 2006, by and among Evans & Sutherland Computer Corporation, Spitz, Inc., and Transnational Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended,  the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS & SUTHERLAND COMPUTER CORPORATION

	By:	/s/ James R. Oyler
Name: James R. Oyler
Title: President and Chief Executive Officer
Date: February 9, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Asset Purchase Agreement, dated February 7, 2006, by and between Evans & Sutherland Computer Corporation and Rockwell Collins, Inc.

10.2	Stock Purchase Agreement, dated February 7, 2006, by and among Evans & Sutherland Computer Corporation, Spitz, Inc., and Transnational Industries, Inc.